UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    July 15, 2003
                                                      ----------------------


                              O2DIESEL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Washington                 000-32217             91-2023525
          ----------                 ---------             ----------
    (State of incorporation)     (Commission file       (I.R.S. Employer
                                      number)           Identification No.)


                               200 Executive Drive
                             Newark, Delaware 19702
                    ----------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (360) 392-3950

                       114 Magnolia Street, Suite 400-127
                       Bellingham, Washington 98225
             ------------------------------------------------------
             (Former name or address, if changed since last report)

                    NOTE REGARDING FORWARD LOOKING STATEMENTS

     This current report on Form 8-K contains forward-looking statements concerning O2Diesel Corporation ("O2Diesel" or the "Registrant") and its future operations, plans and other matters. Any statements that involve discussions with respect to predictions, expectations, belief, plans, projections, objectives, assumptions or future events or performance (often, but not always, using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", could", "might", or "will" be taken or occur or be achieved) are not statements of historical fact and may be "forward looking statements" and are intended to identify forward-looking statements, which include statements relating to, among other things, the ability of O2Diesel to raise additional capital, to effectively integrate the business of AAE Technologies International plc ("AAE") into its operations and to effectively compete in the fuel additive business.

     O2Diesel cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Such forward-looking statements are based on the beliefs of O2Diesel's management as well as on assumptions made by and information currently available to the Registrant at the time such statements were made. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this current report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries and failure to capitalize upon access to new markets.
     O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM  1.     CHANGE  OF  CONTROL  OF  THE  REGISTRANT

     On July 15, 2003, O2Diesel Corporation (the "Registrant" or "O2Diesel") declared the recommended offer ("Recommended Offer") by the Registrant to acquire AAE Technologies International plc, an Irish corporation ("AAE"), unconditional in all respects. The Offer was made in accordance with Irish law and pursuant to an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Rule 802 thereunder.

     Under the terms of the Recommended Offer, the Registrant will issue 18,000,000 shares of common stock to the shareholders of AAE in exchange for all of the issued and outstanding equity capital of AAE. As at July 15, 2003, O2Diesel had 6,900,000 shares of common stock issued and outstanding. After giving effect to the acquisition of AAE, O2Diesel will have approximately 24,900,000 shares issued and outstanding.

     O2Diesel also had an obligation to issue an additional 3,333,333 shares pursuant to a private placement of common shares and the conversion of a convertible promissory note. The closing of the Recommended Offer will result in a change of control of the Registrant.

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On July 15, 2003, O2Diesel declared the Recommended Offer by the Registrant to acquire AAE unconditional in all respects. The Recommended Offer is being made in the United States pursuant to an exemption from the U.S. tender offer rules provided by Rule 14d-1(c) under the Exchange Act and pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

     Under the terms of the Recommended Offer, O2Diesel agreed to issue 18,000,000 common shares of its capital for 100% of the shares of AAE. As of July 11, 2003, shareholders holding approximately 87% of AAE's issued and outstanding ordinary shares had accepted the Recommended Offer. The Recommended Offer will remain open until July 31, 2003 to accept additional shares tendered by shareholders of AAE. The remaining shares of AAE are anticipated to be acquired by O2Diesel under a compulsory acquisition transaction under Irish law.

                      DESCRIPTION OF THE RECOMMENDED OFFER

     O2Diesel commenced a Recommended Offer to acquire all of the issued and outstanding ordinary shares of AAE under the terms of a Recommended Offer Document, dated June 16, 2003. On or about June 18, 2003, O2Diesel mailed the Recommended Offer Document to the shareholders of AAE and provided the Recommended Offer Document to the Securities and Exchange Commission on Form CB.

TERMS  OF  THE  RECOMMENDED  OFFER

     On March 20, 2003, O2Diesel entered into a non-binding letter of intent with AAE and two of AAE's principal shareholders to acquire all of the issued and outstanding shares of AAE, subject to several conditions, including, among others, the negotiation of definitive binding documentation satisfactory to each party at its sole and absolute discretion.

     Under the terms of the non-binding letter of intent, O2Diesel commenced the Recommended Offer to acquire all of the issued and outstanding share capital of AAE under the following terms:

- O2Diesel commenced the Recommended Offer under Irish law to acquire all of the issued and outstanding shares in the capital of AAE in exchange for 18,000,000 shares of common stock of O2Diesel under the terms of a Recommended Offer Document, dated June 16, 2003, which was mailed to AAE Shareholders and submitted to the Securities and Exchange Commission on Form CB on or about June 18, 2003.

- O2Diesel entered into a Support Agreement, dated June 17, 2003, with AAE and certain key shareholders of AAE (Alan Rae, Anthony Dean-Smith, David Koontz, Quarryside Ltd., Pauline Dean-Smith and Victoria Rae, collectively, the "Key Shareholders"), under which AAE and the Key Shareholders made certain representations and warranties to O2Diesel and agreed to indemnify O2Diesel against certain claims. Under the Support Agreement, AAE agreed to take certain actions to support the Recommended Offer, to operate its business in the ordinary course until completion of the Recommended Offer and not to solicit other transactions. Each of the Key Shareholders agreed, subject to certain conditions being satisfied, that they would accept the Recommended Offer with respect to all of their AAE shares.

- O2Diesel undertook to complete a $5,000,000 non-brokered private placement equity offering of O2Diesel's common stock at $1.50 per share (the "Private Placement"), the proceeds of which are to be used as follows:

     (a) $2,200,000 to be advanced to AAE for general working capital purposes, including legal and other costs and expenses in connection with the Recommended Offer;

     (b) $1,000,000 to be used to repay the Bridge Loan (defined below), subject to the option of the holder thereof to convert the outstanding principal into common stock in the capital of O2Diesel under the Private Placement;

     (c) up to $300,000 to be used to pay O2Diesel's legal and other costs and expenses in connection with the Recommended Offer; and

     (d)  $1,500,000 of the Private Placement to be released to AAE as follows:

          i. $750,000 to be released three months from closing of the Recommended Offer; and

          ii. $750,000 to be released six months from closing of the Recommended Offer.

- O2Diesel agreed to arrange for 7,720,000 shares of its common stock to be contributed to O2Diesel for cancellation as an additional capital contribution, so that immediately prior to the closing of the Recommended Offer O2Diesel would have 6,900,000 shares of common stock issued and outstanding (before giving effect to the Private Placement).

- O2Diesel agreed to arrange for a bridge loan to AAE in the amount of $1,000,000 (the "Bridge Loan"), which was to be repaid from the proceeds of the Private Placement.

- The shares of O2Diesel common stock issuable under the Recommended Offer are subject to the following restrictions:

     (a) all shares issued by O2Diesel in connection with the Recommended Offer are subject to a 1 year contractual hold period;

     (b) all AAE shareholders are required to place 10% of the shares issued by O2Diesel in the Recommended Offer into escrow for 12 months as security for the indemnification obligations of AAE (the "Indemnity Escrow"); and

     (c) Certain major AAE shareholders (Anthony Dean-Smith and Quarryside Ltd., a trust in which Alan Rae is a beneficiary, collectively, the "Major Shareholders")) were required to place all of their shares issued by O2Diesel in the Recommended Offer into escrow for 18 months as security for their respective indemnification obligations to O2Diesel.

- O2Diesel agreed to expand its board of directors to consist of 6 members, 3 of whom were to be designated by the Key Shareholders (the "Key Shareholder Designees"), 2 of whom were to be designated by O2Diesel's board of directors (the "Company Designees") and 1 of whom would be designated by the Key Shareholder Designees and O2Diesel Designees, as a group.

- O2Diesel agreed that if the Recommended Offer was completed, it would commence a non-brokered private placement equity offering to raise an additional $3,500,000 by offering and selling shares of O2Diesel common stock at a price of not less than $1.50 per share (the "Follow-on Private Placement") to fund the acquisition of a fuel distribution business.

- O2Diesel would arrange for one or more shareholders of O2Diesel to grant O2Diesel an option to acquire 1,000,000 shares of Company common stock at an exercise price of $0.20 per share, if AAE enters into an agreement to acquire a fuel distribution business within six months and AAE fails to complete the acquisition within eight months solely because the Follow-On Private Placement is not completed by O2Diesel.

     The Recommended Offer had a number of conditions to closing, including, among others that:

     -    O2Diesel's  board  of  directors shall have approved the transactions;

     - O2Diesel shall have received acceptances representing not less than 80% of the shares in the capital of AAE and O2Diesel shall be entitled to use statutory acquisition rights to acquire the remaining shares;

     - all outstanding options and warrants of AAE shall be exercised or cancelled;

     -    the Private Placement shall have closed on or before the closing date;

     - all parties shall have received all required consents and approvals for the acquisition including, without limitation, those required under applicable securities laws and regulatory rules;

     - O2Diesel shall be satisfied, at its sole and absolute discretion, with its due diligence review of AAE;

     - there shall have been no adverse material change in the business, results of operations, assets, liabilities, financial condition or affairs of AAE;

     - AAE shall have entered into employment agreements with certain key employees identified by O2Diesel on reasonable terms satisfactory to O2Diesel; and

     - other conditions that are customary to acquisition transactions. DECLARATION OF RECOMMENDED OFFER UNCONDITIONAL IN ALL RESPECTS

     In connection with the Recommended Offer, O2Diesel arranged for the extension of the $1,000,000 Bridge Loan to AAE by a third party, secured by the assets of AAE, in March 2003.

     On June 16, 2003, O2Diesel commenced the Recommended Offer and on June 17, 2003, O2Diesel entered into the Support Agreement. See "Terms of the Recommended Offer."

     In June 2003, O2Diesel and Eric Boehnke, O2Diesel's sole director and officer, entered into a Contribution and Cancellation Agreement under which Mr. Boehnke agreed to contribute 7,720,000 shares of Company common stock to O2Diesel for cancellation concurrent with the closing of the Recommended Offer.

     On June 30, 2003, the board of directors took action by written consent, effective on the later of the closing of the Recommended Offer or the expiration of the 10 day waiting period under Rule 14f-1 of the Exchange Act, to expand the board of directors to consist of 6 directors and to appoint five persons to fill the newly created vacancies on the board of directors: Anthony Dean Smith, Alan Rae and David Kootnz were designated by the Key Shareholders and Karim Jobanputra and Hendrik Rethwilm were designated by O2Diesel's board of directors.

     On July 10, 2003, O2Diesel confirmed that more than 80% of the shareholders of AAE had accepted O2Diesel's offer and the Recommended Offer was declared unconditional with respect to acceptances. As of July 11, 2003, shareholders holding approximately 87% of AAE issued and outstanding shares had accepted the Recommended Offer.

     On July 11, 2003, O2Diesel entered into an Option and Escrow Agreement with a shareholder of O2Diesel, under which the shareholder granted O2Diesel an option to purchase 1,000,000 shares of Company common stock at an exercise price $0.20 per share. The option is exercisable only if AAE entered into an agreement to acquire a fuel distribution business within six months and AAE fails to complete the acquisition within eight months solely because the Follow-On Private Placement is not completed by O2Diesel.

     O2Diesel received aggregate proceeds of approximately $4,945,000 under the Private Placement and a the terms of a Loan Agreement dated effective as of July 10, 2003. O2Diesel accepted subscriptions under the Private Placement for 630,000 shares of common stock at $1.50 per share for total proceeds of $945,000 and issued a convertible note in the principal amount of $4,000,000 (the "Convertible Note") under the terms of the Loan Agreement. Under the terms of the Loan Agreement and the Convertible Note, O2Diesel has agreed to pay the proceeds of any subscription under the Private Placement received until August 10, 2003 to the holder of the Convertible Note as payment toward the principal.

On August 10, 2003, the remaining principal balance of the Convertible Note (if any) will convert automatically into shares of common stock of O2Diesel at $1.50 per share. The Convertible Note bears no interest.

     O2Diesel completed its due diligence related to AAE and all of the conditions to declare the Recommended Offer unconditional in all respects were satisfied or waived on July 15, 2003. O2Diesel announced that the Recommended Offer was unconditional in all respects at the close of business on July 15, 2003.

     AAE has agreed to deliver consolidated financial statements of AAE prepared and audited in accordance with the requirements of Item 17 of Form 20-F no later than 60 days after the closing date.

     The Recommended Offer will remain open through July 31, 2003. After that time, O2Diesel anticipates that it will undertake to exercise its right under section 204, Companies Act 1963 (Ireland) to compulsorily acquire the remaining shares of AAE.

REASONS  FOR  THE  RECOMMENDED  OFFER

     O2Diesel commenced the Recommended Offer for the purposes of diversifying its business and pursuing a business opportunity that would allow O2Diesel to raise capital to fund its working capital requirements.

     AAE's management and the Key Shareholders agreed to the terms of the Recommended Offer to access additional capital to fund the development of its fuel additive business and to enhance the management expertise of AAE.

     The board of directors of AAE recommended that the shareholders of AAE accept the Recommended Offer. Cremin McCarthy & Company, Chartered Accountants advised board of directors of AAE in connection with the Recommended Offer.

BUSINESS OF AAETECHNOLOGIES INTERNATIONAL PLC

     HISTORY OF AAE

AAE Technologies International Plc was incorporated under the laws of Ireland on April 14, 2000 under the name of Millingham Limited and changed its name to AAE Technologies International Plc on October 26, 2000. On December 5, 2000, AAE
Technologies International Plc was re-registered as a Public Limited Company. AAE's registered office is at The Arch, 7 Fr Matthew Quay, Cork, Ireland.

AAE's authorized share capital consists of 500,000,000 ordinary shares of $0.01 each (the "AAE Shares") and 38,100 'A' ordinary shares of Euro 1.00, of which 73,004,848 AAE Shares and no 'A' ordinary shares were issued and outstanding as of July 10, 2003.

The AAE Group is in the business of fuel additive development and marketing. The AAE Group has offices in the United Kingdom and the United States. AAE is a holding company. The corporate structure of AAE and its subsidiaries is as follows:

                     --------------------------------------
                     | AAE Technologies International Plc  |
                     |              (Ireland)              |
                     --------------------------------------
                     /                  |                 \
               100% /                   | 100%             \  100%
                   /                    |                   \
---------------------   ---------------------------------  --------------------
|   AAE Research &  |   |          O2Deisel, Inc.       |  | AAE Holdings Plc  |
|  Development Ltd. |   |                               |  |      (U.K.)       |
|    (Ireland)      |   | (f/k/a AAE Technologies, Inc.)|  --------------------
---------------------   |           (Delaware)          |            |
                        ---------------------------------           100%
                                                                     |
                                                       ------------------------
                                                       | AAE Technologies Ltd. |
                                                       |         (U.K.)        |
                                                       ------------------------


     AAE'S FUEL ADDITIVE BUSINESS

     AAE is a fuel additive development and marketing company incorporated in Ireland with offices in the United Kingdom and the United States. Starting in 1997, AAE has developed a line of proprietary additive products designed to improve the performance of ethanol and other oxygenated fuels used in various petroleum-based liquid transportation fuels. AAE is completing product development and regulatory compliance for its technologies via its wholly-owned regional subsidiaries and strategic partnerships. AAE's primary product under development is O2Diesel(TM).

     O2Diesel(TM) - AAE, together with its exclusive North American marketing partner Octel Starreon, LLC, is commercializing its fuel additive through sales of O2Diesel(TM) (AAE's branded ethanol-diesel blend) in US and Canadian markets. Octel Starreon, LLC is a fuel additive manufacturer and marketer in the United States, and is a joint venture between U.K. based Octel Corporation and Starreon Corporation, both of which are leading companies in the fuel industry . O2Diesel(TM) is formulated using AAE's and Octel Starreon's proprietary additive technology (Octel Octimax 4900 Series) and is a stable ethanol-diesel fuel blend with enhanced water and temperature tolerance. O2Diesel(TM) contains a blend of ethanol, diesel fuel and proprietary additive. Tests conducted using O2Diesel(TM) have shown that it can significantly reduce emissions of visible smoke, oxides of nitrogen, carbon monoxide and particulate matter and in a range of engine applications. O2Diesel(TM) is commercially available in North America.

     Research and Development - AAE and Cognis have an agreement for the joint development of co-solvency additive products as well as joint ownership of patents for such products. Cognis has world-wide rights to market and sell these additive products.

     MANAGEMENT OF AAE

     The AAE Technologies International Plc Officers and Directors of AAE are as follows:

          Anthony Dean-Smith: Chairman and Chief Executive Officer Alan Rae: Director and Chief Operating Officer

          Ciaran Desmond: Director and Secretary
          Hendrik Rethwilm: Director

     MANAGEMENT SHARE OWNERSHIP IN AAE

     As at the close of business on June 11, 2003 (being the latest practicable date prior to the posting of the Recommended Offer Document), the interests of the AAE Directors and their immediate families, related trusts and connected persons all of which are beneficial owners unless otherwise stated, in the share capital of AAE and the number of shares of O2Diesel issuable upon exchange of such shares in connection with the Recommended Offer as follows:

                                                                                  PERCENTAGE OF
                                                         NUMBER OF SHARES OF         O2DIESEL
                                        PERCENTAGE OF   O2DIESEL CORPORATION    CORPORATION SHARES
                                         ISSUED SHARE    UPON CLOSING OF THE   UPON CLOSING OF THE
                         NUMBER OF AAE    CAPITAL OF         RECOMMENDED           RECOMMENDED
NAME                      SHARES HELD       AAE(1)            OFFER(2)              OFFER (3)
Alan Rae (Quarryside)        3,751,700           5.14%                819,787                 3.29%
Anthony Dean-Smith           9,657,591          13.23%              2,110,289                 8.48%
Jeremy Dean-Smith            2,712,917           3.72%                592,802                 2.38%
Pauline Dean-Smith           1,566,619           2.15%                342,323                 1.37%
Timothy J A Dean-Smith       2,712,917           3.72%                592,802                 2.38%
Ciaran Desmond                 300,000           0.45%                 65,553                 0.26%
David Koontz                   414,222           0.57%                 90,512                 0.36%

     (1)  73,004,848 shares of AAE were issued and outstanding on June 11, 2003.
     (2) Based on the calculated exchange ratio under the terms of the Recommended Offer assuming that 82,375,729 AAE shares are exchanged (including 73,004,848 shares issued and outstanding and 9,370,881 issuable upon the exercise of options issued and outstanding) for 18,000,000 shares of common stock of O2Diesel. One AAE share will be exchanged for 0.2185 O2Diesel shares of common stock, rounded to the next whole share. Does not include shares acquired upon the exercise of AAE options prior to the closing of the Recommended Offer.
     (3) Based on 24,900,000 shares of O2Diesel issued and outstanding after giving effect to the Recommended Offer. Does not include up to 3,333,334 shares of common stock issuable upon closing of the Private Placement and conversion of the Convertible Note or securities to be issued in the Follow On Private Placement.

     As at the close of business on June 11, 2003 (being the latest practicable date prior to the posting of the Recommended Offer Document) the following options and warrants to subscribe for AAE Technologies International Plc Shares had been granted to certain directors of AAE Technologies International Plc (and their immediate families, related trusts and connected persons) and remained outstanding:

                                    NUMBER OF AAE
                                    TECHNOLOGIES
                                  INTERNATIONAL PLC
                                    SHARES UNDER
                        DATE OF       OPTION OR        EXERCISE    EXERCISABLE
NAME            TYPE     GRANT         WARRANT       PRICE (P)(1)     FROM      EXPIRY DATE
Alan Rae      Ordinary   23 July            384,000         0.290      23 July      23 July
(Quarryside)  Shares        2001                                          2001         2006
Alan Rae      Ordinary   23 July            700,000         0.050      23 July      23 July
              Shares        2001                                          2001         2006
Alan Rae      Ordinary   23 July          2,500,000         0.040      23 July      23 July
              Shares        2001                                          2001         2006
Ciaran        Ordinary        11            200,000         0.300           11           11
Desmond       Shares     December                                     December     December
                            2001                                          2001         2006
Anthony       Ordinary   23 July          3,600,000         0.400      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006
Anthony       Ordinary   23 July            300,000         0.300      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006
Anthony       Ordinary   23 July            153,333         0.290      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006
Anthony       Ordinary   23 July            500,000         0.290      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006
Anthony       Ordinary   23 July          2,500,000         0.040      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006
Jeremy        Ordinary   23 July            100,000         0.400      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006
Timothy J A   Ordinary   23 July            100,000         0.400      23 July      23 July
Dean-Smith    Shares        2001                                          2001         2006


     (1) The noon rate of exchange on July 17, 2003 as reported by the United States Federal Reserve Bank of New York for the conversion of U.K. Pound (p) into United States dollars was US$1.5893 = 1.00 (p) (US$1.00 = 0.6292 (p)).

     AAE MATERIAL AGREEMENTS

     The following contracts have been entered into by members of the AAE or its affiliates during the period beginning two years immediately before the date of the Recommended Offer Document and are, or may be, material:

          (i) The Support Agreement and the Indemnity Escrow Agreement relating to the Recommended Offer.

          (ii) The letter of intent dated March 20, 2003 among O2D, AAE, Alan Rae and Anthony Dean-Smith providing the initial terms for the Recommended Offer.

         (iii) AAE Holdings PLC with Cognis Deutschland GmbH - Cooperation Agreement

               Executed April 7, 2000 and continues for 4 years with automatic 12-month renewal periods. Agreement calls for the joint development of co-solvency additive products as well as joint ownership of patents for such products. Cognis has world-wide rights to manufacture products and AAE has world-wide rights to market and sell additive products.

BUSINESS OF O2DIESEL

     OVERVIEW

     O2Diesel was incorporated under the name "Dynamic Ventures, Inc." in the State of Washington on April 10, 2000, and is in its early developmental stages. To date, the Company's only activities have been organizational, directed at acquiring its principal assets, raising its initial capital, developing its business plan and examining business opportunities for the purposes of diversifying its business. As of July 15, 2003, O2Diesel had not commenced commercial operations and had no full- time employees. O2Diesel owns no real estate.

     Prior to the Recommended Offer, O2Diesel's business plan was to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Under this business strategy, O2Diesel planned to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. From April 2000 through the first quarter of 2003, O2Diesel failed to raise sufficient capital to effectively implement its business strategy and O2Diesel's management began exploring business opportunities to diversify its business.

     On March 20, 2003, the Company entered into a non-binding letter of intent with AAE and two of AAE's principal shareholders to acquire all of the issued and outstanding shares of AAE, subject to several conditions including, among others, the negotiation of definitive binding documentation satisfactory to each party at its sole and absolute discretion. On June 16, 2003, O2Diesel commenced the Recommended Offer to acquire AAE. See "Description of Recommended Offer." After completion of the Recommended Offer, O2Diesel plans to fund the business of AAE and implement its business strategy of fuel additive development and marketing. O2Diesel may sell or abandon its Vitamineralherb.com business.

     MATERIAL AGREEMENTS OF O2DIESEL

     (i)  Vitamineralherb.com License Agreement

          On April 10, 2000, the Company's majority shareholder, Eric Boehnke, in return for 5,950,000 shares of the Company's common stock, transferred to Dynamic Ventures his rights under a License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Nevada and Utah via the Internet. Mr. Boehnke acquired the license under the terms of a settlement agreement by and between Mr. Boehnke, K-2 Logistics.com Inc., a company in which he is the sole shareholder, officer and director, and Mortenson & Associates. Mortenson & Associates had granted K-2 Logistics.com a license to distribute and produce an oxygen-enriched water product, called "Biocatalyst," for remediation of sewage and waste water in septic tanks and waste water treatment facilities. Mortenson &
          Associates  acquired  its  right  to  sublicense  Biocatalyst  to  K-2
          Logisitics.com from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to K-2 Logistics.com under the license. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of Mortenson & Associates, granted to Mr. Boehnke the license to distribute Vitamineralherb.com products in part for his agreement not to pursue his individual claims against Mortenson & Associates.

     (ii) Agreements in Connection with Recommended Offer

          In connection with the Recommended Offer, O2Diesel entered into the following Agreements:

               Letter of Intent dated March 20, 2003 with AAE, Alan Rae and Anthony Dean-Smith providing the terms of the Recommended Offer.

               The Support Agreement with AAE and the Key Shareholders under which O2Diesel made certain representations, warranties and covenants in connection with the Recommended Offer. See "Declaration of Recommended Offer Unconditional in All Respects."

               The Indemnity Escrow Agreement under which the shareholders of AAE placed 10%, and the Major Shareholder placed all, of their O2Diesel shares issued in connection with the Recommended Offer into escrow as security for their respective indemnification obligations. See "Terms of the Recommended Offer."

               The Contribution and Cancellation Agreement with Eric Boehnke under which Mr. Boehnke agreed to contribute 7,720,000 shares of O2Diesel to the corporation for cancellation as an additional capital contribution under the terms of the Recommended Offer.

               The Option and Escrow Agreement with a shareholder of O2Diesel, under which the shareholder granted O2Diesel an option to purchase 1,000,000 shares of Company common stock at an exercise price of $0.20 per share. The option is exercisable only if AAE entered into an agreement to acquire a fuel distribution business within six months and AAE fails to complete the acquisition within eight months solely because the Follow-On Private Placement is not completed by O2Diesel.

               The Loan Agreement under which O2Diesel issued the Convertible
               Note in the principal amount of $4,000,000. Under the terms of the Loan Agreement and the Convertible Note, O2Diesel has agreed to pay the proceeds of any subscription under the Private Placement received until August 10, 2003 to the holder of the Convertible Note as payment toward the principal. On August 10, 2003, the remaining principal balance of the Convertible Note (if any) will convert automatically into shares of common stock of O2Diesel at $1.50 per share. The Convertible Note bears no interest.

                             DESCRIPTION OF PROPERTY

     O2Diesel currently rents a shared office space at 114 Magnolia St., Suite 400-127, Bellingham, Washington 98225 and pays rent on a monthly basis. AAE currently leases offices at 200 Executive Drive, Newark, Delaware 19702. O2Diesel intends to terminate its office lease and to move its head office to the offices of AAE in Newark, Delaware.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

POST-CLOSING MANAGEMENT

     The following persons were appointed as directors and executive officers of O2Diesel under the terms of the Recommended Offer.


NAME                AGE          POSITION              DATE OF
                                                     APPOINTMENT
------------------  ---  -------------------------  -------------
Anthony Dean Smith   71  Chairman                   July 15, 2003
------------------  ---  -------------------------  -------------
Alan Rae             44  Director and President,    July 15, 2003
                         Chief Executive Officer
------------------  ---  -------------------------  -------------
David Koontz         60  Director, Chief Financial  July 15, 2003
                         Officer and Secretary
------------------  ---  -------------------------  -------------
Karim Jobanputra     39  Director                   July 15, 2003
------------------  ---  -------------------------  -------------
Hendrik Rethwilm     38  Director                   July 15, 2003
------------------  ---  -------------------------  -------------

     Set forth below are the biographical information for each of the foregoing directors designated by the Key Shareholders of AAE.

ANTHONY DEAN-SMITH: Mr. Dean-Smith is the Chairman and Chief Executive Officer of AAE. Mr. Dean-Smith has general commercial experience, including the chairmanship of two successful public companies in the property sector with full listings on the London Stock Exchange. He has also been managing director of a company listed on the Unlisted Securities Market (the predecessor to AIM) and is or has been a non-executive director of several unquoted public companies with diverse commercial interests. Mr. Dean-Smith was for many years on the Board of the Warrington and Runcorn Development Corporation, most recently in the capacity of Deputy Chairman.

ALAN RAE: Mr. Rae is the Chief Operating Officer and a director of AAE and President and Chief Executive Officer of AAE Technologies Inc., a subsidiary of AAE. Mr. Rae has over twenty-five years of diverse commercial experience, in the automotive, financial and service industries as a consultant and business owner and manager. As a founding director of AAE, Mr. Rae has been responsible for establishing AAE's position as a leading producer of Ethanol/Diesel fuel technologies and identifying and implementing the strategic partnerships necessary to develop commercial opportunities for these fuels in a global marketplace.

DAVID KOONTZ: Mr. Koontz is the Chief Financial Officer of AAE Technologies Inc., a subsidiary of AAE, and a director of AAE. Mr. Koontz is a qualified accountant (CPA) with a B.S. degree in Business. He has extensive experience working in both the private and public sectors. His work experience includes serving as a partner specializing in international taxation with Arthur Andersen where he worked in their offices in the United States, Hong Kong, Singapore and Japan. Mr. Koontz is well-versed in international business and cross border transactions. Following his career in Arthur Andersen, Mr. Koontz joined a private manufacturing company in Hong Kong serving as its CFO and director of Business development. In these roles, Mr. Koontz was responsible for all financial matters in connection with operations and acquisitions. In addition to these positions, Mr. Koontz has worked as a consultant for companies in the United States and Asia.

KARIM JOBANPUTRA: Mr. Jobanputra has experience in the areas of corporate finance and international business development. Mr. Jobanputra is a self-employed consultant based in the United Kingdom and has been providing consulting services for more than 10 years. Mr. Jobanputra has an MBA and he provides consulting services primarily to private companies in the areas of corporate finance and business development in the Asian and Middle east markets, including Indonesia, Qatar, Saudi Arabia, India and China. Mr. Jobanputra currently does not serve as a director to any public companies.

HENDRIK RETHWILM: Mr. Rethwilm has experience in the areas of corporate finance and business development. From 1993-1999, he worked with PricewaterhouseCoopers in their corporate finance department focusing on the financial and organizational restructuring of medium-to-large sized companies. Subsequently, from 2000-2001, Mr. Rethwilm was involved in setting up a subsidiary of Ericsson, the Swedish mobile phone producer, advising clients in the area of mobile eCommerce. During his tenure with Ericsson, Mr. Rethwilm also developed a venture capital arm within Ericsson Consulting whose purpose was to invest in companies developing applications for the mobile eCommerce sector. Currently, Mr. Rethwilm is self-employed and provides consulting services to various companies in the areas of corporate finance and business development. He currently sits on the board of Directors of Rapidtron Inc., a company that trades on the OTCBB under the symbol "RPDT".

MEETINGS  OF  THE  BOARD

     The board of directors periodically reviews significant developments affecting O2D. Actions by the board of directors are usually taken by written consent of the sole director. The board of directors took actions by written consent four (4) times during the year ended December 31, 2002. Since our board of directors consists of only one member, our sole director participated in all actions taken by the board of directors.

COMMITTEES  OF  THE  BOARD

     O2Diesel currently has no committees of its board of directors. O2Diesel's board of directors currently functions as its audit, compensation and corporate governance committees.

                             EXECUTIVE COMPENSATION

     For fiscal year recently ended December 31, 2002, Mr. Eric Boehnke, the former President of O2Diesel, donated consulting services valued at $18,000, which has been treated as donated capital. For the fiscal year ended December 31, 2002, O2Diesel's only executive officer was Mr. Boehnke.

     Although there is no current plan in existence, it is possible that O2Diesel will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of O2Diesel's business plan. O2Diesel has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors are likely to recommend adoption of one or more such programs in the future.

Directors currently do not receive any cash compensation from O2Diesel for their service as a member of the board of directors, except for Mr. Anthony Dean-Smith, who will receive $150,000 annually. There is no compensation committee, and no compensation policies have been adopted.

EMPLOYMENT AGREEMENTS

     Under the terms of the Recommended Offer, O2Diesel agreed to enter into employment agreements with Alan Rae and David Koontz. Set forth below are the terms of the proposed employment agreements:

     Rae Employment Agreement: Alan Rae has an employment agreement to serve as O2Diesel's President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Rae will receive a base salary of $254,000 per year for the first year and be eligible for a bonus of up to 100% of his base salary at the discretion of the board of directors. O2Diesel will review the base salary on an annual basis. In addition, subject to the adoption by the O2Diesel board of a stock incentive plan and such board's approval of the grant, Mr. Rae will receive incentive stock options exercisable to acquire up to 1,500,000 shares of common stock at $1.50 per share, vesting 34% after the first year and thereafter, 16.5% every six months until fully vested. The options shall fully vest upon a change of control of O2Diesel.

     Mr. Rae's employment agreement terminates (i) in the event of death or disability in which case Mr. Rae will be entitled to receive his base salary until he has commenced receiving disability payments under O2Diesel's policies, benefits under the employment agreement, a pro rated bonus and payment for accrued vacation time; (ii) for cause for a material breach of certain provisions of the employment agreement (confidentiality, intellectual property, non-competition, non-disparagement), commission of a felony or crime of moral turpitude or gross neglect or willful misconduct in performance of his duties, in which case Mr. Rae will be entitled to 30 days' notice and opportunity to cure, after which O2Diesel's obligation to pay Mr. Rae's base salary shall terminate and Mr. Rae's vested and unexercised options shall expire; (iii) without cause or for good reason by Mr. Rae, in which Mr. Rae shall be entitled to severance pay and benefits for a period of 15 months, a pro rated bonus, payment for accrued vacation time, reimbursement of moving expenses to the United Kingdom and his stock options shall immediately vest; and (iv) upon one month written notice by Mr. Rae, in which case, Mr. Rae will be entitled to one month of base salary and O2Diesel's obligations under the agreement will terminate. Good reason includes (i) a material breach of the agreement by O2Diesel; (ii) a material change in the executive's duties or responsibilities inconsistent with his position as President and CEO, including any reduction in Base Salary or Bonus opportunity; (iii) a change in the executive's reporting relationship so that he no longer reports directly to the Board; (iv) a relocation of the executive's worksite to a location 50 miles or more from its current location; or (v) failure of executive to be elected to the Board or removal of executive from the Board.

     Koontz Employment Agreement: David Koontz has an employment agreement to serve as O2Diesel's Chief Financial Officer. Under the terms of the employment agreement, Mr. Koontz will receive a base salary of $200,000 per year for the first year and be eligible for a bonus of up to 100% of his base salary at the discretion of the board of directors. O2Diesel will review the base salary on an annual basis. In addition, subject to the adoption by the O2Diesel board of a stock incentive plan and such board's approval of the grant, Mr. Koontz will receive incentive stock options exercisable to acquire up to 600,000 shares of common stock at $1.50 per share, vesting 34% after the first year and thereafter, 16.5% every six months until fully vested. The options shall fully vest upon a change of control of O2Diesel.

     Mr. Koontz's employment agreement terminates (i) in the event of death or disability in which case Mr. Koontz will be entitled to receive his base salary until he has commenced receiving disability payments under O2Diesel's policies, benefits under the employment agreement, a pro rated bonus and payment for accrued vacation time; (ii) for cause for a material breach of certain provisions of the employment agreement (confidentiality, intellectual property, non-competition, non-disparagement), commission of a felony or crime of moral turpitude or gross neglect or willful misconduct in performance of his duties, in which case Mr. Koontz will be entitled to 30 days' notice and opportunity to cure, after which O2Diesel's obligation to pay Mr. Koontz's base salary shall terminate and Mr. Koontz's vested and unexercised options shall expire; (iii) without cause or for good reason by Mr. Koontz, in which Mr. Koontz shall be entitled to severance pay and benefits for a period of 15 months, a pro rated bonus, payment for accrued vacation time and his stock options shall immediately vest; and (iv) upon one month written notice by Mr. Koontz, in which case, Mr.

Koontz will be entitled to one month of base salary and O2Diesel's obligations under the agreement will terminate. Good reason includes (i) a material breach of the agreement by O2Diesel; (ii) a material change in the executive's duties or responsibilities inconsistent with his position as CFO, including any reduction in Base Salary or Bonus opportunity; (iii) a change in the executive's reporting relationship so that he no longer reports directly to the President and Chief Executive Officer; (iv) a relocation of the executive's worksite to a location 50 miles or more from its current location; or (v) failure of executive to be elected to the Board or removal of executive from the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to O2Diesel with respect to the beneficial ownership of our common stock as of July 11, 2003, and after giving effect to the closing of the Recommended Offer by

     (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock,

     (ii) each of our directors,

    (iii) each of our named executive officers, and

     (iv) all directors and officers as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

TITLE OF CLASS  NAME OF BENEFICIAL OWNER     PRIOR TO RECOMMENDED OFFER(3)      AFTER COMPLETION OF RECOMMENDED
                                                                                             OFFER(5)
                                           ----------------------------------  -----------------------------------
                                             AMOUNT AND     PERCENT OF CLASS        AMOUNT AND        PERCENT OF
                                              NATURE OF                             NATURE OF           CLASS
                                             BENEFICIAL                             BENEFICIAL
                                              OWNERSHIP                             OWNERSHIP
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          Distinct Holdings Ltd.       1,200,000 (1)              8.2 %         1,200,000 (1)         4.82 %
stock
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          KET Investments
stock                                        1,156,000 (2)             7.91 %         1,156,000 (2)         4.64 %
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          Eric Boehnke(4)
stock                                         7,820,000(4)            53.49 %            100,000(4)         0.40 %
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          Anthony Dean Smith(7)                  --                 --        4,337,452(6)(7)        17.42%
stock
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          Alan Rae (8)                           --                 --        1,519,023(6)(8)         6.10%
stock
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          David Koontz(9)                        --                 --           90,507(6)(9)         0.36%
stock
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          Karim Jobanputra(10)                   --                 --                    --            --
 stock
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          Hendrik Rethwilm(10)                   --                 --                    --            --
stock
--------------  -------------------------  ---------------  -----------------  --------------------  -------------
Common          All Directors and Named       7,820,000(4)             53.49%            5,946,982         23.88%
stock           Executive Officers as a
                group(4)(6)(7)(8)(9)(10)
--------------  -------------------------  ---------------  -----------------  --------------------  -------------

     (1) Mr. John Meyer is the sole shareholder of Distinct Holdings Ltd. Distinct Holdings Ltd. granted O2Diesel an option to purchase 1,000,000 shares if AAE enters into an agreement to acquire a fuel distribution business within six months of closing and AAE fails to complete the acquisition within eight months solely because the Follow-On Private Placement is not completed by O2Diesel.

     (2)  Mrs.  Karen  Repka  is  the  sole  shareholder of KET Investments Ltd.

     (3) Based on 14,620,000 shares of common stock issued and outstanding as of June 30, 2003.

     (4) Mr. Boehnke has agreed to contribute 7,720,000 shares of common stock to O2D as an additional capital contribution in connection with the closing of the Recommended Offer. Mr. Boehnke was our President, Treasurer, Secretary and sole director from April 10, 2000 through July 15, 2003. Mr. Boehnke was appointed Banking Officer on July 15, 2003.

     (5) Based on 24,900,000 shares of O2Diesel issued and outstanding after giving effect to the Recommended Offer. Does not include up to 3,333,334 shares of common stock issuable upon closing of the Private Placement and conversion of the Convertible Note or the Follow On Private Placement.

     (6) Based on the calculated exchange ratio under the terms of the Recommended Offer assuming that 82,375,729 AAE shares are exchanged (including 73,004,848 shares issued and outstanding and 9,370,881 issuable upon the exercise of options issued and outstanding) for 18,000,000 shares of common stock of O2Diesel. One AAE share will be exchanged for 0.2185109 O2Diesel shares of common stock, rounded to the next whole share. Does not include shares acquired upon the exercise of AAE options prior to the closing of the Recommended Offer.

     (7) Anthony Dean-Smith was appointed as Chairman of the board of directors of O2Diesel effective on July 15, 2003. As of July 15, 2003, Mr. Dean-Smith held 12,857,591 shares of AAE, which are exchangeable for 2,809,525 shares of O2Diesel on the basis of one O2Diesel share for every 4.5764293 shares of AAE exchanged in the Recommended Offer. In addition, Mr. Dean-Smith's wife held 1,566,619 shares of AAE and his two sons held an aggregate of 5,425,834 shares of AAE. Based on the exchange ratio of 4.5764293, this amounts to 1,527,927 shares of O2Diesel held by his wife and two sons. Mr. Dean-Smith disclaims beneficial ownership of these shares held by his wife and two sons.

     (8) Alan Rae was appointed as President, Chief Executive Officer and director of O2Diesel effective on July 15, 2003. Quarryside Limited, a trust for which Mr. Rae is a beneficiary, held 3,751,700 shares of AAE, which are exchangeable for 819,788 shares of O2Diesel on the basis of one O2Diesel share for 4.5764293 shares of AAE exchanged in the Recommended Offer. Mr. Rae disclaims beneficial ownership of these securities to the extent they are not attributable to his proportionate interest in the trust. In addition, Victoria Rae held 3,200,000 options to purchase shares of AAE which would yield 699,235 shares of O2Diesel based on an exchange ration of 1 share of O2Diesel for every 4.5764293 shares of AAE. Mr. Rae disclaims beneficial ownership of the securities held by his wife.

     (9) David Koontz was appointed as Chief Financial Officer and to the board of directors of O2Diesel effective on July 15, 2003. Mr. Koontz held 414,221 shares of AAE, which are exchangeable for 90,507 shares of O2Diesel on the basis of one O2Diesel share for 4.5764293 shares of AAE exchanged in the Recommended Offer.

     (10) Appointed to the board of directors of O2Diesel effective on July 15, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than set forth below, from January 1, 2001 to the date of this current report, there have not been any transactions that have occurred between O2Diesel and its officers, directors, and five percent or greater shareholders.

     - O2Diesel commenced the Recommended Offer to acquire all the issued and outstanding shares of AAE on June 16, 2003 and entered into a Support Agreement with AAE and certain shareholders of AAE. Each of Anthony Dean-Smith, Alan Rae and David Koontz were appointed as directors of O2Diesel on July 15, 2003 under the terms of the Recommended Offer. On July 15, 2003, Alan Rae was appointed as President and Chief Executive Officer of O2Diesel and David Koontz was appointed as Chief Financial Officer and Secretary of O2Diesel. Each of Anthony Dean-Smith and Alan Rae was a director of AAE and each of Anthony Dean-Smith, Alan Rae and David Koontz was a shareholder of AAE. See "Security Ownership of Certain Beneficial Owners and Management."

     - O2Diesel entered into an Indemnity Escrow Agreement with AAE and the Major Shareholders, under which 10% of all of the O2Diesel shares issued to AAE shareholders, and all of O2Diesel shares issued to the Major Shareholders, received in connection with the Recommended Offer (not otherwise escrowed under the terms of the Support Agreement) were placed into escrow to secure their respective indemnification obligations under the Support Agreement and the terms of the Recommended Offer.

     - For the fiscal year ended December 31, 2002, Eric Boehnke, the President of O2Diesel from April 10, 2000 to July 15, 2003, donated consulting services valued at $18,000. For the fiscal year ended December 31, 2001, Big Sky Management Ltd. received approximately $19,350 as compensation for consulting services rendered to June 30, 2001 by Mr. Boehnke. On March 31, 2003, O2Diesel entered into a consulting agreement with Big Sky Management Ltd. for the services of Mr. Boehnke for a consulting fee of $4,000 per month. Mr. Boehnke is the sole shareholder of Big Sky Management Ltd. Mr. Boehnke resigned as President, Treasurer, Secretary and director of O2Diesel, effective July 15, 2003.

     - On January 29, 2001, Big Sky Management Ltd. loaned O2Diesel $100,000 evidenced by a promissory note issued to Big Sky Management Ltd. Proceeds of the loan were used for working capital. The holder of the note was granted a security interest in any and all corporate property, including but not limited to, real property, inventory, receivables and office equipment of O2Diesel. The note bears interest at 12% per annum and the note is due on demand. The accrued interest to December 31, 2002 is $23,000. On July 15, 2003, the board of directors passed a resolution authorizing O2Diesel to repay the promissory note.

     - Eric Boehnke and O2Diesel entered into a Contribution and Cancellation Agreement under which Mr. Boehnke agreed to contribute 7,720,000 shares of common stock to O2Diesel for cancellation as an additional capital contribution. The contribution was effective upon the initial closing of the Recommended Offer.

     - Effective as of July 11, 2003, Distinct Holdings Ltd. entered into an Option and Escrow Agreement under which Distinct Holdings Ltd. granted O2Diesel an option to acquire 1,000,000 shares of O2Diesel common stock for $0.20 per share if certain conditions were met.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     O2Diesel's  shares  of  common stock are quoted for trading on the National
Association of Securities Dealers Over-the-Counter Bulletin Board ("OTC-BB") quotation service under the symbol "OTOD". O2Diesel shares of common stock were quoted under the symbol "DYVW" from May 16, 2001 to June 10, 2003. The quotations shown below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


     Per share common stock bid prices by quarter for the following fiscal periods:

     Quarter Ended                         High(1)    Low(1)
     -------------                        -------     ------
     June 30, 2003                         $3.00      $0.71
     March 31, 2003                         0.71       0.68
     December 31, 2002                      1.15       0.68
     September 30, 2002                     0.74       0.68
     June 30, 2002                          1.15       0.88
     March 31, 2002                         1.15       1.09


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     December 31, 2001                      4.56       0.71
     September 30, 2001                     0.59       0.19
     June 30, 2001                          0.18       0.01
     March 31, 2001                         N/A (2)    N/A(2)

(1) Source of Information: Bloomberg Professional. Prices give retroactive effect to the 0.70 share stock dividend issued on each common share on April 9, 2003.

(2) No information is available for this quarter as the first day of trading was June 8, 2001.

     The closing price for O2Diesel shares of common stock as quoted on the OTCBB was $3.11 on July 16, 2003.

DIVIDENDS

     To date O2Diesel has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon O2Diesel's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

SHARE  CAPITAL

     The  authorized  capital  stock of O2Diesel consists of 120,000,000 shares:
100,000,000 shares of common stock having a par value of $0.0001 per share (the "O2Diesel Shares"), and 20,000,000 shares of preferred stock having a par value of $0.0001 per share (the "O2Diesel Preferred Shares"), of which there are no O2Diesel Preferred Shares issued. The articles of incorporation of O2Diesel permit the O2Diesel Board to fix and determine and to amend the designation, preferences, limitations and relative rights of one or more classes of the O2Diesel Preferred Shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion, voting and other rights).

     The holders of O2Diesel Shares are entitled to receive notice of any meeting of shareholders of O2Diesel and to attend and vote there at, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. Each O2Diesel Share entitles its holder to one vote. The holders of O2Diesel Shares do not have cumulative voting rights in connection with the election of the O2Diesel Board, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the O2Diesel Directors.

     The holders of O2Diesel Shares are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors, subject to any designations, preferences, limitations or relative rights established for one or more classes of O2Diesel Preferred Shares. In the event of liquidation, dissolution or winding up of the affairs of O2Diesel, holders are entitled to receive, ratably, the net assets of O2Diesel available to shareholders after payment of all creditors, subject to any designations, preferences, limitations or relative rights established for one or more classes of O2Diesel Preferred Shares.


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     Except  as  contemplated in the Recommended Offer and under the Convertible
Note, there are currently no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any person to purchase or otherwise acquire any O2Diesel Shares or other securities of O2Diesel from O2Diesel. The holders of O2Diesel Shares have no pre-emptive or subscription rights.

                                LEGAL PROCEEDINGS

     O2Diesel is not a party to any pending legal proceedings.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     Not applicable.

                     RECENT SALES OF UNREGISTERED SECURITIES

     On July 15, 2003, O2Diesel declared the Recommended Offer by O2Diesel to acquire AAE unconditional in all respects. Under the terms of the Recommended Offer, O2Diesel is expected to issue 18,000,000 shares of common stock to shareholders of AAE. AAE is a foreign private issuer and U.S. holders hold less than 10% of the issued and outstanding shares of AAE. The Recommended Offer was made pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder and in accordance with the requirements of Ireland and the United Kingdom. O2Diesel submitted the Recommended Offer Document to the Securities and Exchange Commission on June 18, 2003.

     O2Diesel completed a private placement of 630,000 shares of common stock at $1.50 per share to non-U.S. Persons outside the United States for proceeds of $945,000. The securities were issued in reliance upon an exception from the registration requirement of the Securities Act available under Regulation S.

     O2Diesel completed a private placement of a convertible note in the principal amount of $4,000,000 to non-U.S. Persons outside the United States. The convertible note was issued in reliance upon an exception from the registration requirement of the Securities Act available under Regulation S. The convertible note is convertible into common stock of O2Diesel at $1.50 per share.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial  Statements  of  the  Business  Acquired.

          It is impractical to provide the required financial statements for AAE Technologies International plc at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.


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(b)  Pro Forma Financial Information.

          It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(c)  Exhibits

       1.     Support Agreement
       2.     Indemnity Escrow Agreement
       3.     Option and Escrow Agreement
       4.     Contribution and Cancellation Agreement
       5.     Waiver Agreement
       6.     Loan Agreement
       7.     Form of Convertible Note
       8.     Form of Employment Agreement between O2Diesel and Alan Rae
       9.     Form of Employment Agreement between O2Diesel and David Kootnz
       10.     Cooperation agreement between Cognis and AAE**

** O2Diesel has applied for confidential treatment with respect to certain portions of this Agreement, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

                                 O2DIESEL CORPORATION


July 30, 2003                    /s/ Alan Rae
-------------                    ----------------------------------
(Date)                           Alan Rae, President and Chief Executive Officer


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